                                                                     EXHBIT 10.9


                         CONFIDENTIAL TREATMENT REQUEST
                         ------------------------------

     Confidential Portions Of This Agreement Which Have Been Redacted Are Marked With Brackets ("[***]"). The Omitted Material Has Been Filed Separately With The Securities And Exchange Commission.


                      HORIZON PHARMACEUTICAL & INPHARMAKON
                             COLLABORATION AGREEMENT


     THIS AGREEMENT made as of the 31st day of October, 1998 ("Effective Date") between Horizon Pharmaceutical Corporation, a Delaware corporation of 660 Hembree Parkway, Suite 106, Roswell, Georgia 30076 ("Horizon") and InpharmaKon Corporation, a Delaware corporation of 191 Waukegan Road, Suite 206, Northfield, Illinois 60099 ("Inpharmakon").

                                    Recitals:
                                    ---------

     A. Horizon is a pharmaceutical product development and marketing company;

     B. Inpharmakon is in the business of developing and assembling literature based product registration packages for the purpose of enabling marketing partners to file NDAs (defined below) with the FDA (defined below) for marketing approval of off label indications for FDA approved pharmaceutical products.

     C. Horizon wishes to collaborate with Inpharmakon and Inpharmakon wishes to collaborate with Horizon for the purpose of preparing a NDA for submission by Horizon to the FDA requesting approval to market [***] for the indicated use of migraine prophylaxis on the following terms and conditions.

     NOW, THEREFORE, the parties agree as follows:

                                    ARTICLE I
                                   Definitions
                                   -----------

     In this Agreement the following expressions shall have the meaning set forth in this Article.

     1.01 Accounting Period. The term "Accounting Period" means a calendar quarter.

     1.02 Affiliate. The term "Affiliate" means a corporation or business entity which, directly or indirectly, is controlled by one of the parties or controls one of the parties. For this purpose, the meaning of the word "control" shall include, but not be limited to, ownership of fifty percent (50%) or more of the voting shares or interest of such corporation or business entity.

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                    [***] - CONFIDENTIAL TREATMENT REQUESTED

     1.03  ANDA. The term "ANDA" means an Abbreviated New Drug Application.

     1.04 Clinical Trials. The term "Clinical Trials" refers to the clinical trials which Horizon is required to perform under Section 3.01 (ii) below.

     1.05 Confidential Information. The term "Confidential Information" is defined in Article VII below.

     1.06 FDA. The term "FDA" means the United States Food and Drug Administration.

     1.07 First Commercial Sale. The term "First Commercial Sale" means the first sale of the Product to a third party purchaser after NDA approval of the Product for the Indication.

     1.08 Formulation. The term "Formulation" is defined in Section 3.01(i) below.

     1.09 Horizon Affiliate. The term "Horizon Affiliate" means an Affiliate of Horizon.

     1.10 Indication. The term "Indication" means the indication for migraine prophylaxis.

     1.11 Inpharmakon Affiliate. The term "Inpharmakon Affiliate" means an Affiliate of Inpharmakon.

     1.12 NDA. The term "NDA" means a New Drug Application submitted to the FDA requesting approval to market the Product for the Indication.

     1.13 Net Sales. The term "Net Sales" means the gross invoice price of all Product using the Formulation actually billed by Horizon, Horizon Affiliates or sublicensees and their Affiliates to unrelated third party customers less (i) any direct or indirect credits and allowances or adjustments granted to such customers, including, without limitation, credits and allowances on account of price adjustments or on account of rejection or return of Product previously sold, (ii) any trade and cash discounts, and rebates, (iii) any sales, excise, turnover and similar taxes, and any duties and other governmental charges imposed upon the production, use or sale of Product or partly processed Product, and (iv) transportation, insurance and other handling charges provided that such charges can be reasonably allocated to such billings and are not separately invoiced.

     1.14 Opportunity Package. The term "Opportunity Package" means the existing opportunity package already delivered to Horizon, receipt of which is hereby acknowledged, which describes the Product, the targeted indication, and an overview of its off label usage and was based upon a review of the published clinical data for the Product and a patent search to establish prima facie feasibility.

     1.15  Product. The term "Product" means [***].


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


     1.16  Sublicense. The term "Sublicense" is defined in Section 4.02 below.


                                   ARTICLE II
                                  Collaboration
                                  -------------

     2.01 Scope. Horizon shall work to obtain NDA registration for and commercialization of the Product indicated for the Indication. Horizon shall develop a once a day proprietary formulation for the Product and have primary responsibility for clinical, formulation, manufacturing, and regulatory issues, and preparation of the NDA for the Product for the Indication.

     2.02. Opportunity Package. Inpharmakon shall give Horizon the exclusive right to use the Opportunity Package for the purposes of preparing and filing a NDA for the Product with the FDA for the Indication. Subject to Inpharmakon's rights upon termination under Article IX below, with effect from the Effective Date, Inpharmakon shall assert against Horizon no claim to the ownership of the following intellectual property related to the Product (i) the Formulation developed by or for Horizon under Section 3.01(i) below, or (ii) the data arising from the Clinical Trials, nor to the rights to sales, marketing and distribution for the Product for the Indication. After Horizon has contracted with a formulator to develop the Formulation, Horizon shall have the right and power to sublicense its exclusive rights to use the Opportunity Package.

     2.03 Sublicenses. In the event Horizon enters into any Sublicenses, Horizon shall provide Inpharmakon with a copy of each such Sublicense within 10 days of its execution.

                                   ARTICLE III
                         Responsibilities of the Parties
                         -------------------------------

     3.01. Responsibilities of Horizon. Horizon's responsibilities are as follows:

          i) To develop or have developed for it a workable once a day formulation (the "Formulation") for the Product or, with Inpharmakon's consent which consent will not be unreasonably withheld, substitute another formulation (also referred to as the "Formulation") with strong marketable differences over available generic formulations of the Product;

          ii) To conduct such clinical trials ("Clinical Trials") as may be necessary to prepare and file a NDA for the Product using the Formulation and indicated for the Indication; and

          iii) To prepare and file with the FDA a NDA registration package for the Product using the Formulation indicated for migraine prophylaxis, and exert all reasonable efforts to obtain approval of the NDA and commercialize the Product in the United States of America.

     3.02 License of Formulation. In the event Horizon licenses the Formulation from a third party, Horizon shall ensure that the license permits Horizon to assign its interest in the Formulation to Inpharmakon should Inpharmakon exercise its rights to assume Horizon's rights to the Formulation under Sections
9.01 and 9.02 below.

     3.03 Responsibilities of Inpharmakon: Inpharmakon's responsibilities are to provide Horizon with the following services:

          i) To deliver the Opportunity Package to Horizon plus, at no additional cost to Horizon, provide additional review of such published clinical trials not found in the Opportunity Package as the FDA may require after its initial review of the NDA for the Indication;

          ii) To cooperate with and assist Horizon to design, conduct, and evaluate the Clinical Trials using the Formulation for the purpose of establishing safety and efficacy for the Product indicated for the Indication;

          iii) To cooperate with and assist Horizon to assemble the NDA for the Product indicated for the Indication, including assembly of published clinical literature and summaries;

          iv) To assist and advise Horizon concerning follow-up information required by the FDA in support of the NDA, including attendance at meetings with the FDA; and

          v) Provide other reasonable services as may be agreed by the parties in support of Horizon's efforts to obtain approval of the NDA for the Product for the Indication.

     3.04 FDA Regulatory Support. In the event that Horizon requires support with regard to its activities regulated by the FDA over and above Inpharmakon's services under Section 3.03(ii) through iv) above, Inpharmakon or an Inpharmakon Affiliate shall provide reasonable support requested by Horizon. Such support shall be free of charge during the first 8 months of the term of this Agreement. Thereafter Inpharmakon shall charge Horizon at the provider's (Inpharmakon's or the Inpharmakon Affiliate's) regular rates presently $120 per hour and Horizon shall pay such charges within 30 days of the invoice date.

     3.05 Inpharmakon Expenses. Horizon shall reimburse Inpharmakon for Inpharmakon's documented out of pocket travel expenses related to the performance of its responsibilities under Section 3.03(ii) through (v) above. Horizon shall make such reimbursements within 30 days of the invoice date.


                                       4
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                    [***] - CONFIDENTIAL TREATMENT REQUESTED

                                   ARTICLE IV
                                  Compensation

     4.01 Fees and Royalties. Horizon shall pay to Inpharmakon as compensation for its services:

          i)   $[***] within 30 days after the Effective Date;

          ii) $[***] within 30 days after filing the NDA for the Product for the Indication

          iii) $[***] within 30 days after approval of such NDA; and

          iv) A royalty of [***] of the Net Sales by Horizon or Horizon Affiliates payable 45 days after the end of each Accounting Period on all sales of the Product using the Formulation for so long as Horizon or a Horizon Affiliate sell the Product.

Under no circumstances shall payments received by Inpharmakon under paragraphs
(i) through (iii) of this Section be refundable in whole or in part.

     4.02 Sublicenses. In the event that Horizon grants any third party a sublicense or other rights (together referred to as a "Sublicense") to make, have made, use, import, market or sell the Product for the Indication, Horizon shall pay to Inpharmakon the following royalties:

          i) If a Sublicense is granted after Horizon enters into a contract for development of the Formulation, 50% of the consideration (cash and in kind) other than royalties under paragraph (v) of this Section received by Horizon less costs incurred by Horizon on behalf of the sublicensee and reimbursed by the sublicensee;

          ii) If a Sublicense is granted after development of the Formulation has been completed, 33% of the consideration (cash and in kind) other than royalties under paragraph (v) of this Section received by Horizon less costs incurred by Horizon on behalf of the sublicensee and reimbursed by the sublicensee;

          iii) If a Sublicense is granted after completion of the Clinical Trials, 25% of the consideration (cash and in kind) other than royalties under paragraph (v) of this Section received by Horizon less costs incurred by Horizon on behalf of the sublicensee and reimbursed by the sublicensee; or

          iv) If a Sublicense is granted after approval of the NDA for the Product indicated for the Indication, 20% of the consideration (cash and in kind) other than royalties under paragraph (v) of this Section received by Horizon less costs incurred by Horizon on behalf of the sublicensee and reimbursed by the sublicensee; and

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                    [***] - CONFIDENTIAL TREATMENT REQUESTED


          v) With effect from the First Commercial Sale, 5% of Net Sales by sublicencees and their Affiliates.

     4.03 No Release of Section 4.01 Payments. The grant of Sublicenses by Horizon shall not release Horizon from its obligations to make the payments required by Section 4.01(i) through (iii) above.

     4.04 Other Indications. Provided that Horizon has paid all of the payments required by Section 4.01(i) through (iii) above, Horizon shall have the right to prepare and file ANDAs and NDAs for the Product for indications other than the Indication. In that event the following provisions shall apply:

          i) If Product sold by Horizon or Horizon Affiliates for such indications use the Formulation, Horizon shall pay to Inpharmakon the royalties as provided under Section 4.01(iv) above.

          ii) If Product sold by Horizon or Horizon Affiliates for such indications does not use the Formulation (i.e. it uses another formulation useful in the therapeutic range for migraine prophylaxis which improves on generically available formulations for the Product) but the Product is prescribed for migraine prophylaxis, Horizon shall pay to Inpharmakon the royalties as provided under Section 4.01(iv) above on all such sales of the Product for such prescriptions.

          iii) Horizon shall pay to Inpharmakon the royalties provided under
               Section 4.02(v) on all sales of Product by sublicensees and their Affiliates which, if made by Horizon, would be subject to royalty payments under paragraphs (i) or ii) of this Section.

          iv) No royalties shall be due or payable on the Product for such indications where the Product uses a formulation that is neither useful in the therapeutic range of migraine prophylaxis nor a formulation which improves on generically available formulations for the Product, and the formulation is not prescribed for migraine prophylaxis.

For the purposes of paragraphs (ii) and (iv) of this Section the term "improves" refers to a technical or non-technical difference in the formulation not found in generically available formulations for the Product which difference differentiates the Product from other [***] products (using either the Formulation or a generically available formulation) for marketing purposes.

                                    ARTICLE V
                                 Clinical Trials
                                 ---------------

     For the purposes of Section 3.01(ii) above, Horizon shall contract with LAB Biosyn of Montreal, Canada or another clinical research organization to perform clinical trials the same as or equivalent to (1) the program prepared by LAB Biosyn, a copy of which Inpharmakon shall provide to Horizon contemporaneously with the execution of this Agreement, or (2) that recommended by the FDA.

                                   ARTICLE VI
                           Payment of Royalties; Audit
                           ---------------------------

     6.01 Payment of Royalties. Horizon shall remit all royalty payments to Inpharmakon no later than 45 days after the close of each Accounting Period. Each royalty payment shall be accompanied by a report of the Net Sales subject to royalty during the Accounting Period. Horizon will deduct withholding taxes from payments to Inpharmakon only if required by applicable law.

     6.02  Audit Rights. The following provisions shall apply:

          (i) Inpharmakon, at its own expense, shall have the right, upon reasonable prior notice, but no more than once in any year, to appoint independent auditors and have them during normal business hours, inspect and copy the books and accounts of Horizon, Horizon Affiliates and Horizon's sublicensees, if any, related to the payment and calculation of royalties arising under this Agreement. Horizon shall cooperate and cause Horizon Affiliates and sublicensees, if any, to cooperate with such auditors. The auditors performing the audit shall disclose to Inpharmakon only information relating to the accuracy of records kept and the payments made, and shall be under a duty to keep confidential any other information obtained from such records.

          (ii) If any such audit establishes that Horizon has underpaid or overpaid the amount due, Horizon shall promptly pay any remaining amounts due as established by such audit or, in the event of an overpayment, Inpharmakon shall promptly refund any such over payment. If the underpayment is by 5% or more during any Accounting Period, Horizon shall reimburse Inpharmakon for its out of pocket expense of such audit, and shall pay to Inpharmakon interest on the amount of the underpayment at a rate of 3% above the official prime rate, as announced from time to time by Citibank NA, New York, or at such lower rate as shall then be the maximum rate permitted by law that may be charged on any such overdue payment from the date due until paid.

                                   ARTICLE VII
                                 Confidentiality

     For a period of 5 years after first disclosure, the parties shall keep completely confidential, shall not publish or otherwise disclose, and shall not use for any purpose other than the purposes contemplated by this Agreement, any Confidential Information without the consent of the disclosing party first had and obtained. The term "Confidential Information" is that information furnished by either party to the other in writing and marked "Confidential", or if first disclosed orally, disclosed in writing and marked "Confidential" within 30 days after first disclosure. Confidential Information shall not include information that the receiving party can establish by competent proof:

     (i) was already known to it prior to disclosure by the disclosing party as evidenced by written record or other proof;

     (ii) was or becomes public knowledge through no fault of the receiving party;

     (iii)has been received from a third party who did not acquire it directly or indirectly from the disclosing party;

     (iv) is independently developed by the receiving party without reference to any Confidential Information received from the disclosing party under this Agreement; or

     (v) is compelled to be disclosed in the course of litigation with a third party, provided that the compelled party provides the disclosing party with notice of such compulsion sufficiently in advance of disclosure so as to provide the disclosing party with a reasonable time period to seek a protective order.

Notwithstanding the above, the parties may disclose such Confidential Information to their legal representatives and employees, and to consultants, to the extent such disclosure is reasonably necessary to achieve the purposes of this Agreement, obtaining an NDA for the Product for the Indication, and provided such representatives, employees, and consultants are covered by obligations of confidentiality with respect to such information no less stringent than those set forth above.

                                  ARTICLE VIII
                              Term and Termination
                              --------------------

     8.01 Term. The term of this Agreement shall commence on the Effective Date and shall continue for a period of 10 years thereafter, with automatic renewal for successive 5 year terms for so long as Inpharmakon, Horizon, and their respective Affiliates are in substantial compliance with the terms of this Agreement, unless otherwise terminated earlier pursuant to this Article VIII.

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                    [***] - CONFIDENTIAL TREATMENT REQUESTED


     8.02 Termination for Material Breach. Either party may terminate this Agreement in the event the other party materially breaches in the performance of its obligations under this Agreement, and such breach continues for 90 days after written notice specifying the breach was provided to the breaching party by the non-breaching party. Any such termination shall become effective at the end of such 90 day period unless the breaching party (or any other party on its behalf) has cured any such breach prior to the expiration of the 90 day period. A material breach is (i) the assertion of ownership rights by Inpharmakon in violation of Section 2.02, (ii) the failure by either party to perform in a timely manner the respective obligations and responsibilities of the parties under Article III above, (iii) the failure by Horizon to pay the compensation due under Article IV above, or (iv) the breach by either party of the confidentiality provisions of Article VII above.

     8.03 Bankruptcy. Either party may terminate this Agreement upon the filing or institution of bankruptcy, reorganization, liquidation or receivership proceedings, or upon an assignment of substantially all of the assets for the benefit of creditors by the other party; provided, however, in the case of an involuntary bankruptcy proceeding such right to terminate shall only become effective if the party consents to the involuntary bankruptcy or such proceeding is not dismissed within 90 days after the filing thereof.

     8.04 Termination by Inpharmakon. Inpharmakon shall have the right to terminate this Agreement on notice to Horizon in the event of:

     (i) The failure of Horizon, within [***] after the Effective Date to acquire or authorize a formulator to develop a workable once a day formulation for the Product.

     (ii) The failure of Horizon, within [***] after the Effective Date to complete, in connection with the development of the Formulation, all necessary in-vitro clinical studies and complete a clinical bioavailability study in a small group of at least 8 patients, provided that in the event that technical difficulties with such study are encountered, such [***] period will be extended by [***] to [***] if the bioavailability study was initiated within such [***] period.

     (iii)The failure of Horizon, within [***] after completing the clinical bio-availability study on the Formulation under paragraph (ii) above, to authorize or initiate the Clinical Trials.

     (iv) The failure of Horizon to file the NDA within [***] after completion of the Clinical Trials, including the full statistical analyses.

     (v) The failure of the FDA within [***] of the filing date of the NDA for the Product for the Indication, to approve the NDA unless the FDA is


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                    [***] - CONFIDENTIAL TREATMENT REQUESTED

          holding up approval pending agreement on labeling requirements for the Formulation, in which case the period will be [***];

     (vi) The failure of Horizon to make the First Commercial Sale within [***] after receipt of the NDA approval for the Product for the Indication, and to thereafter aggressively market and sell the Product for the Indication.

     Should Horizon have informed Inpharmakon in due time of serious reasons for the delay in the achievement of the events under paragraphs (iii), (iv) or
     (v) above, the parties shall negotiate in good faith an extension or extensions of time for Horizon to complete the event delayed without Inpharmakon exercising its termination rights provided that such serious reasons do not delay the commercialization of the Product beyond [***] after the Effective Date. Any waiver by Inpharmakon in one instance shall not obligate Inpharmakon to grant any additional or other waivers of Horizon's obligations.

                                   ARTICLE IX
                           Consequences of Termination
                           ---------------------------

     9.01 Default of Horizon. If this Agreement is terminated for failure of Horizon to pay any of the Article IV payments, or is terminated under Section 8.04(i) through (iv) and no default of Inpharmakon was the primary cause of the default, Inpharmakon shall have the exclusive right to proceed with a NDA for the Product for the Indication using the Formulation and the data from the Clinical Trials as has been acquired or developed by Horizon at the date of termination, and shall have the right to assume Horizon's rights to the same and the NDA, if applicable, without cost to Inpharmakon or Inpharmakon Affiliates. In that event Horizon shall release to Inpharmakon its rights to the Opportunity Package, the Formulation, the related not publicly available information provided by Inpharmakon or developed by or for Horizon, and registration data related to the NDA for the Product for the Indication.

     9.02 Failure to Commercialize. If this Agreement is terminated under
Section 8.04(vi) for failure to commercialize the Product for the Indication, Inpharmakon shall have the exclusive option to purchase Horizon's rights to the Formulation and the NDA for the Product for the Indication, if applicable, and the exclusive right to use the data from the Clinical Trials, all for a price equal to Horizon's booked costs incurred to obtain the same. In that event, Inpharmakon shall have the right to proceed with a NDA for the Product for the Indication by itself or through others.

     9.03 No Fault Termination. If this Agreement is terminated under Section 8.04(v) Horizon shall have the right to proceed with an ANDA or NDA with any formulation of [***] for any indication, including hypertension, without further obligation to Inpharmakon, including but not limited to no obligation to pay royalties on Net Sales of any and all formulations of the Product. In that event Inpharmakon shall have an option to purchase Horizon's rights to the Formulation and the data from the Clinical Trials at Horizon's booked costs incurred to obtain the same, but only for the Indication.

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                    [***] - CONFIDENTIAL TREATMENT REQUESTED

     9.04 Conditions to Inpharmakon Rights. Inpharmakon's rights under Sections
9.01 and 9.02 above are conditioned upon the termination not arising primarily from problems with the Opportunity Package or Inpharmakon's regulatory support under Section 3.03ii) or iv). If the termination is as a result of such problems Inpharmakon shall have no rights to the Formulation or the data from the Clinical Trials. However, should Inpharmakon so request and have informed Horizon in due time the reasons for the problems, the parties shall negotiate in good faith an extension or extensions of time for Inpharmakon to repair or cure the problems without Horizon exercising its termination rights hereunder. Any waiver by Horizon in one instance shall not obligate Horizon to grant additional or other waivers of Inpharmakon's obligations.

     9.05 No Release of Prior Obligations. Termination of this Agreement for any reason shall not release either party from any liability which, at the time of such termination, has already accrued to the other party or which is attributable to a period prior to such termination nor preclude either party from pursuing all rights and remedies it may have under this Agreement or at law or in equity with respect to any breach of the Agreement.

     9.06 Survival of Terms. Articles IV, VI, VII, X, XI, XII and XIII, and Sections 3.02 and 9.01 through 9.05 shall survive the expiration or termination of this Agreement for any reason.


                                    ARTICLE X
             Representations & Warranties, Disclaimers & Indemnities
             -------------------------------------------------------

     10.01 Representations & Warranties.

           (a) Horizon warrants and represents to Inpharmakon that it has or prior to commercialization will have the right to manufacture, market and sell [***], and that such manufacturing, marketing and sale will not infringe the rights of any third parties.

           (b) Inpharmakon warrants and represents that it has evaluated and, to the best of its knowledge and belief, accurately reported all clinical information, including safety and efficacy data, ft has included in the Opportunity Package.

     10.02 Inpharmakon Disclaimer. Inpharmakon specifically disclaims any guarantee that the NDA for the Product for the Indication will be successful, in whole or in part. Inpharmakon will evaluate and accurately report all clinical information, including safety and efficacy data, it includes in the literature package for the NDA, but expressly disclaims any responsibility to independently verify such information for accuracy or completeness. Further, Inpharmakon expressly disclaims any responsibility for independently verifying that such clinical information pulled from publicly available or commercial sources does not infringe third party proprietary rights. However, Inpharmakon has and will exercise reasonable judgment in deciding whether or not such information should be used in the NDA. Inpharmakon expressly disclaims responsibility for the scientific methodologies, clinical protocols and results obtained and reported in the published literature.

     10.03 Indemnification. Horizon shall indemnify, defend and hold Inpharmakon harmless from and against all product liability claims, actions, suits and other proceedings, and related costs, including legal fees and expenses, liabilities, damages and other expenses arising from (i) Horizon's use of the scientific methodologies, clinical protocols and results referenced in Section 10.02 above and (ii) the manufacture and sale of the Product. In addition, in the event of any claims, actions, suits or other proceedings alleging that Horizon's use, manufacture, marketing or sale of the Product infringes the rights of third parties, Horizon shall indemnify, defend and hold Inpharmakon harmless from and against all such claims, actions, suits or other proceedings, and related costs, including legal fees and expenses, liabilities, damages, and other expenses incurred by Inpharmakon arising therefrom. Horizon shall not be obligated to indemnify Inpharmakon as aforesaid unless Inpharmakon promptly notifies Horizon of the claim, action, suit, or other proceeding and Inpharmakon thereafter cooperates with and assists Horizon, at Horizon's expense, in the defense of such claim, action, suit or other proceeding.


                                   ARTICLE XI
                                     Notices
                                     -------

     All information, reports, notices and other communications under this Agreement will be in writing. Such information, reports, notices and other communications, and payments will be deemed given to a party when sent to such party by certified or registered mail, return receipt requested, postage prepaid; by hand; by facsimile, receipt confirmed; or by overnight courier which provides confirmation of delivery, at the appropriate address set forth above. Either party may change its address for the giving of notice by written notice to the other party as set forth above.


                                   ARTICLE XII
                                   Arbitration
                                   -----------

     Any dispute arising out of the interpretation or performance of this Agreement or the breach thereof, shall be submitted to arbitration in Chicago, Illinois in accordance with the Commercial Rules of the American Arbitration Association. The arbitration award shall be final and binding on the parties. The arbitrators' fees shall be borne by the losing party. If both parties are found liable, the arbitrators' fees shall be borne in proportion to the extent to which each party is found liable. In the event either party is forced to take legal action in order to enforce an arbitral award hereunder, the defending party shall pay the claimant party's costs and expenses, including reasonable attorney fees and expenses, incurred to enforce such arbitral award.


                                  ARTICLE XIII
                                  Miscellaneous
                                  -------------

     13.01 Independent Contractors. The relationship of the parties is that of independent contractors. The parties are not deemed to be agents, partners or joint venturers with the other for any purpose as a result of this Agreement or the transactions contemplated thereby.

     13.02 Amendment This Agreement may not be amended, supplemented, or otherwise modified except by an instrument in writing signed by both parties.

     13.03 Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parries relating to the subject matter of this Agreement. It supersedes all previous communications, proposals, representations and agreements (including the Confidential Disclosure Agreement dated June 25, 1998 and the Term Sheet dated October 13, 1998 between the parties), whether oral or written, relating to the subject matter of this Agreement.

     13.04 Severance. Should any provision of this Agreement be determined by a court of competent jurisdiction to violate or contravene any applicable law or policy, such provision shall be severed or modified to the extent necessary to comply with the applicable law or policy, and such modified provision and the remainder of the provisions hereof will continue in full force and effect.

     13.05 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Illinois, excluding any choice of law rules which may direct the application of the law of any other jurisdiction.

     13.06 Assignment. Neither party may assign its rights or obligations under this Agreement without the prior written consent of the other.

     13.07 Section Headings. All section headings are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

     13.08 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be an original, but all of which taken together shall constitute one and the same agreement.


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



     IN WITNESS WHEREOF, the duly authorized officers of the parties have executed this Agreement as of the Effective Date.

                                         INPHARMAKON CORPORATION


                                         By:
                                            -----------------------------------

                                         Title:
                                               --------------------------------


                                         HORIZON PHARMACEUTICAL
                                         CORPORATION


                                         By:
                                            -----------------------------------

                                         Title:
                                               --------------------------------



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